Exhibit 21

Subsidiaries of Star Equity Holdings, Inc.

Subsidiary	State or jurisdiction of incorporation	Percentage owned
Hudson RPO (Aust) Pty Ltd	Australia	100%
Hudson Global Resources Belgium NV	Belgium	100%
Hudson Global Recursos Humanos Ltda	Brazil	100%
Hudson Talent Solutions Canada, Inc. ( f/k/a James Botrie and Associates, Inc.)	Canada	100%
Tenpath Tech Pros ULC	Canada	100%
Hudson RPO Solutions (Shanghai) Limited	China	100%
Hudson COIT, Inc.	Delaware	100%
Karani, LLC	Delaware	100%
247Hire LLC (formerly known as 247 Talent, LLC and Tenpath, LLC)	Delaware	100%
Hudson Highland Group Holdings International, LLC	Delaware	100%
Hudson Talent Solutions, LLC (formerly known as Hudson RPO Holdings LLC)	Delaware	100%
Hudson RPO Germany GmbH	Germany	100%
Hudson RPO & Talent Solutions (Hong Kong) Limited (f/k/a Hudson RPO (Hong Kong) Limited	Hong Kong	100%
Hudson RPO (India) Private Limited (formerly known as Hudson Talent Management (India) Private Limited)	India	100%
247Hire India Private Limited (formerly known as Tenpath Solutions Private Limited)	India	100%
Hunt & Badge Consulting Private Limited	India	100%
Hudson RPO (Ireland) Limited	Ireland	100%
Alpha Consulting Group K.K	Japan	100%
Hudson RPO Mexico SA DE CV	Mexico	100%
Hudson RPO (NZ) Limited	New Zealand	100%
Hudson Talent Solutions US, Inc. (f/k/a Hudson Global Resources Management, Inc.)	Pennsylvania	100%
Hudson RPO and Talent Solutions Philippines, Inc. (f/k/a Hudson RPO Philippines, Inc.)	Philippines	100%
Hudson Recruitment Inc.	Philippines	25%
Hudson RPO Sourcing Inc.	Philippines	100%
247 Hire Inc	Philippines	100%
Hudson Talent Solutions Poland SP ZOO	Poland	100%
Hudson RPO (Singapore) Pte Limited	Singapore	100%
Hudson Global Resources Switzerland AG	Switzerland	100%
Hudson RPO Middle East LLC	United Arab Emirates	100%
Hudson Talent Solutions UK Limited (f/k/a Hudson RPO Limited)	United Kingdom	100%
Star Real Estate Holdings USA, Inc.	Delaware	100%
56 Mechanic Falls Road, LLC	Delaware	100%
106 Bremer Ave, LLC	Delaware	100%
Star Construction Holdings, Inc.	Minnesota	100%
KBS Builders, Inc.	Delaware	100%
KBS Logistics, LLC.	Delaware	100%
EdgeBuilder, Inc.	Delaware	100%
Glenbrook Building Supply, Inc.	Delaware	100%
Timber Technologies Solutions, Inc.	Delaware	100%

Alliance Drilling Solutions, Inc.	Delaware	100%
Alliance Drilling Tools, LLC.	Wyoming	100%
Star Value Investments, LLC	Delaware	100%
Star Equity Fund GP, LLC	Delaware	100%
Star Equity Fund, LP	Delaware	100%
Star Investment Management, LLC	Connecticut	100%
Star Equity Investment Holdings, LLC	Delaware	100%
Star Operating Companies, Inc.	Delaware	100%

Listed above are certain directly or indirectly owned Star Equity Holdings, Inc. subsidiaries included in the Consolidated Financial Statements of Star Equity Holdings, Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.